As filed with the U.S. Securities and Exchange Commission on March 17, 2026

Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________________
SFL Corporation Ltd.
(Exact name of registrant as specified in its charter)

_______________________________

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Attention: James Ayers Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08 Bermuda 1 (441) 295-9500	Seward & Kissel LLP Attention: Keith J. Billotti , Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

_______________________________
Copies to:
Keith J. Billotti , Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
_______________________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company    ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
SFL CORPORATION LTD.

____________________________
Through this prospectus, we may periodically offer:
(1) common shares;
(2) preferred shares;
(3) debt securities;
(4) warrants;
(5) purchase contracts;
(6) rights; and
(7) units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities of the Company that are covered by this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common shares are currently listed on the New York Stock Exchange, or the NYSE, under the symbol “SFL.”
___________________________
Investing in our common shares involves risks. You should carefully consider each of the factors described under “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, before you make any investment in our common shares.
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________________
The date of this prospectus is March 17, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	7
USE OF PROCEEDS	8
CAPITALIZATION	9
ENFORCEABILITY OF CIVIL LIABILITIES	10
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF PURCHASE CONTRACTS	22
DESCRIPTION OF RIGHTS	23
DESCRIPTION OF UNITS	24
PLAN OF DISTRIBUTION	25
TAX CONSIDERATIONS	27
EXPENSES	28
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	29

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
This prospectus is part of a registration statement that we filed with the Commission using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below and any documents incorporated by reference in this prospectus and in any prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.
You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless otherwise specified, when used in this prospectus, the terms “SFL Corporation Ltd.,” “SFL,” “Company,” “we,” “us,” and “our” refer to SFL Corporation Ltd. and its subsidiaries.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or TEU, in describing container vessels to refer to the number of standard twenty-foot containers that the vessel can carry.
The Company
We are an international ship owning and chartering company with a large and diverse asset base across the maritime, shipping and offshore asset classes and business sectors. As of December 31, 2025, our assets consist of 17 tankers, two dry bulk carriers, 21 container vessels, seven car carriers and two drilling rigs, as well as five dual-fuel 16,800 TEU container vessels under construction, expected to be delivered in 2028. We hold an equity interest in an associated company that owns four leased-in container vessels.
Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of marine and offshore asset classes. In doing so, our strategy is to generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.
We own a substantially modern fleet of vessels and rigs. The following table sets forth the fleet that we own or charter-in including those in our associated companies as of March 17, 2026.
	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification *	Date*
Tankers
Marlin Santorini	2019	150,000 Dwt	MI	Operating	2026	(5)
Marlin Sicily	2019	150,000 Dwt	MI	Operating	2027	(5)
Marlin Shikoku	2019	150,000 Dwt	MI	Operating	2027	(5)
SFL Albany	2020	160,000 Dwt	MI	n/a	n/a	(2)
SFL Fraser	2020	160,000 Dwt	MI	n/a	n/a	(2)
SFL Tigris	2024	115,000 Dwt	MI	Operating	2029	(1)
SFL Taurus	2024	115,000 Dwt	MI	Operating	2029	(1)
SFL Tucana	2024	115,000 Dwt	MI	Operating	2029	(1)
SFL Trinity	2017	114,000 Dwt	MI	Operating	2026
SFL Sabine	2017	114,000 Dwt	MI	Operating	2026
SFL Lion	2014	115,000 Dwt	MI	Operating	2027	(5)
SFL Tiger	2015	115,000 Dwt	MI	Operating	2026	(5)
SFL Panther	2015	115,000 Dwt	MI	Operating	2027	(5)
SFL Puma	2015	115,000 Dwt	MI	Operating	2026	(5)
SFL Aruba	2022	33.000 Dwt	MI	n/a	n/a	(6)
SFL Bonaire	2023	33.000 Dwt	MI	Operating	2032	(1)

Dry Bulk Carriers
SFL Yangtze	2012	82,000 Dwt	HK	n/a	n/a	(2)
SFL Pearl	2012	82,000 Dwt	HK	n/a	n/a	(2)

Container vessels
San Felipe	2014	9,500 TEU	MI	Operating	2030
San Felix	2014	9,500 TEU	MI	Operating	2030
San Fernando	2015	9,500 TEU	MI	Operating	2030
San Francisca	2015	9,500 TEU	MI	Operating	2030
Maersk Sarat	2015	9,500 TEU	LIB	Operating	2031	(7)
Maersk Skarstind	2016	9,500 TEU	LIB	Operating	2026	(8)
Maersk Shivling	2016	9,300 TEU	LIB	Operating	2026	(8)
Maersk Zambezi	2020	5,300 TEU	MI	Operating	2028	(1)
Maersk Phuket	2022	2,500 TEU	LIB	Operating	2029	(1) (4)
Maersk Pelepas	2022	2,500 TEU	LIB	Operating	2029	(1) (4)
SFL Maui	2013	6,800 TEU	LIB	Operating	2027	(1) (4)
SFL Hawaii	2014	6,800 TEU	LIB	Operating	2027	(1) (4)
Vancouver Express	2014	15,400 TEU	LIB	Operating	2029
Oakland Express	2014	15,400 TEU	LIB	Operating	2029
Houston Express	2014	15,400 TEU	LIB	Operating	2029
Atlanta Express	2014	15,400 TEU	LIB	Operating	2029
Baltimore Express	2014	15,400 TEU	LIB	Operating	2029	(4)
Savannah Express	2013	15,400 TEU	LIB	Operating	2028	(4)
Maersk San Vincent	2015	10,600 TEU	MI	Operating	2030	(1)
Maersk San Lazaro	2015	10,600 TEU	MI	Operating	2030	(1)
Maersk San Juan	2015	10,600 TEU	MI	Operating	2030	(1)
MSC Anna	2016	19,200 TEU	LIB	Direct Financing	2031	(1) (3)
MSC Viviana	2017	19,200 TEU	LIB	Direct Financing	2032	(1) (3)
MSC Erica	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)
MSC Reef	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)

Car Carriers
SFL Composer	2005	6,500 CEU	LIB	Operating	2026	(4)
SFL Conductor	2006	6,500 CEU	LIB	Operating	2027	(4)
Arabian Sea	2010	4,900 CEU	MI	Operating	2028	(4)
Emden	2023	7,000 CEU	LIB	Operating	2033	(4)
Wolfsburg	2023	7,000 CEU	LIB	Operating	2034	(4)
Odin Highway	2024	7,000 CEU	LIB	Operating	2034	(4)
Thor Highway	2024	7,000 CEU	LIB	Operating	2034	(4)

Drilling Rigs
Linus	2014	450 ft	NOR	n/a	2029	(9)
Hercules	2008	10,000 ft	CYP	n/a	n/a	(9)

* Lease classifications and charter termination dates are as of December 31, 2025.

Key to Flags: HK – Hong Kong, LIB – Liberia, MI – Marshall Islands, NOR – Norway, CYP – Cyprus

Notes:
(1)	Charterer has purchase options or obligations during the term or at the end of the charter.
(2)	Currently employed on a short-term charter or trading in the spot market.
(3)	Vessel chartered-in and out on direct financing leases and included in associated companies.
(4)	Vessel chartered-in as lease debt financing arrangements and out as operating leases.
(5)
Charterer has the right to trigger a sale to a third party, at any time after the first year, with net proceeds over an agreed sum to be shared between the charterer and SFL, with profit split on a previously agreed upon basis of calculation.

(6)	Vessel is trading in a pool with Stolt Tankers until 2032.
(7)	Vessel had a new charter contract in 2026. Lease assessment is preliminary and may change.
(8)	The charters in respect of these vessels end in 2026 and the vessels are then contracted to commence a five-year time charter with the same counterparty.
(9)
Linus is currently employed under its long-term drilling contract with ConocoPhillips which expires in the second quarter of 2029. Hercules completed its drilling contract in Canada with Equinor in the fourth quarter of 2024. Following completion, Hercules was mobilized to Norway ato await new drilling opportunities. In March 2026, the Company entered into a drilling contract in Canada with a large, investment-grade multinational oil and gas company for the harsh environment semi-submersible rig Hercules. The contract has an estimated value of approximately $170 million, a minimum term of approximately 400 days and is expected to commence in the first quarter of 2027.

In addition to the above fleet of vessels and rigs, we also have five 16,800 TEU container vessels currently under construction, expected to be delivered in 2028.

Substantially, all of our owned vessels and rigs as of December 31, 2025 are pledged under mortgages, excluding two Kamsarmax dry bulk carriers and one drilling rig.

Other than our interests in the vessels and drilling rigs described above, we do not own any material physical properties. We lease office space in all our locations. In Oslo and London, we lease office space from Front Ocean Management AS and Frontline Corporate Services Ltd, respectively, both related parties.

Corporate Information
We are SFL Corporation Ltd., a company incorporated under the laws of Bermuda on October 10, 2003, as a Bermuda exempted company under the Companies Act (Company No. EC-34296). We are engaged primarily in the ownership and operation of vessels and offshore related assets, and we are also involved in the charter, purchase and sale of assets. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is (441) 295-9500. Our website is www.sflcorp.com. The information contained at our website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.
We operate through subsidiaries and branches located in Bermuda, Canada, Cyprus, Liberia, Namibia, Norway, Singapore, the United Kingdom and the Marshall Islands.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, and any prospectus supplement, and the documents incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
These statements reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this prospectus, and any prospectus supplement, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:
•	the strength of world economies and currencies;
•	inflationary pressures and central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;
•	our ability to generate cash to service our indebtedness;
•	our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders under our credit facilities;
•
the availability of financing and refinancing, as well as our ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and our ability to comply with the restrictions and other covenants in our financing arrangements;

•	our counterparties’ ability or willingness to honor their obligations under agreements with us;
•	general market conditions in the seaborne transportation industry, which is cyclical and volatile, including fluctuations in charter hire rates and vessel values;
•	prolonged or significant downturns in the tanker, dry-bulk carrier, container, car carrier and/or offshore drilling charter markets;
•
the volatility of oil and gas prices, which effects, among other things, several sectors of the maritime, shipping and offshore industries, including oil transportation, dry bulk shipments, oil products transportation, car transportation and drilling rigs;

•	a decrease in the market values of our vessels and drilling rigs;
•	an oversupply of vessels, including drilling rigs, which could lead to reductions in charter hire rates and profitability;
•	any inability to retain and recruit qualified key executives, key employees, key consultants or skilled workers;
•	the potential difference in interests between or among certain of our directors, officers, key executives and shareholders, including Hemen Holding Limited, our largest shareholder;
•	the risks associated with the purchase of second-hand vessels;
•	the aging of our fleet which could result in increased operating costs, impairment or loss of hire;
•	the adequacy of insurance coverage for inherent operational risks, and our ability to obtain indemnities from customers, changes in laws, treaties or regulations;
•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;
•
the supply of and demand for oil and oil products and vessels, including drilling rigs, comparable to ours, including against the background of the possibility of accelerated climate change transition worldwide, including shifts in consumer demand for other energy resources could have an accelerated negative effect on the demand for oil and thus its transportation and drilling;

•
changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods and resulting changes to trade patterns;

•	delays or defaults by the shipyards in the construction of our newbuildings;
•	technological innovation in the sectors in which we operate and quality and efficiency requirements from customers;
•	technology risk associated with energy transition and fleet/systems rejuvenation to alternative propulsions;
•	risks associated with potential cybersecurity or other privacy threats and data security breaches;
•
our ability to comply with, and the expected cost of, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•	governmental laws and regulations, including environmental regulations, that add to our costs or the costs of our customers;
•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;
•
the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance, or ESG practices;

•	increased inspection procedures and more restrictive import and export controls;
•
the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations imposed by the U.S. government, the European Union, the United Nations or other governments against us or any of our subsidiaries;

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;
•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;
•	fluctuations in currencies and interest rates such as NIBOR and SOFR;
•	the impact that any discontinuance, modification or other reform or the establishment of alternative reference rates may have on our floating interest rate debt instruments;

•	the volatility of prevailing spot market charter rates, which effects the amount of profit-sharing payment we receive under our charters;
•	the volatility of the price of our common shares;
•	changes in our dividend policy;
•	the future sale of the Company’s common shares;
•	the failure to protect our information security management system against security breaches, or the failure or unavailability of these systems for a significant period of time;
•	the entrance into transactions that expose us to additional risk outside of our core business;
•	difficulty managing planned growth properly;
•	our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;
•	the Company potentially becoming subject to corporate income tax in Bermuda in the future;
•	shareholders’ reliance on us to enforce our rights against contract counterparties;
•	dependence on the ability of our subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;
•	the potential for shareholders to not be able to bring a suit against us or enforce a judgment obtained against us in the United States;
•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;
•	being required to pay taxes on U.S. source income;
•	our operations being subject to economic substance requirements;
•	the exercise of a purchase option by the charterer of a vessel;
•	potential liability from future litigation, including litigation related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;
•	increased cost of capital or limiting access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;
•	the arresting or attachment of one or more of our vessels or rigs by maritime claimants;
•	damage to storage, receiving and other shipping inventories’ facilities;
•	impacts of supply chain disruptions and market volatility;
•
the impact of restrictions on trade, including the imposition of new tariffs, port fees and other import restrictions by the United States on its trading partners and the imposition of retaliatory tariffs by China and the EU on the United States, and potential further protectionist measures and/or further retaliatory actions by others, including the imposition of tariffs or penalties on vessels calling in key export or import ports such as the United States, European Union and/or China;

•	potential requisition of our vessels or rigs by a government during a period of war or emergency; and
•
world events, political instability, international sanctions or international hostilities, including the war between Russia and Ukraine, the Iran conflict and related developments in the Middle East, including vessel attacks in the Strait of Hormuz or the Red Sea, which have resulted in disruptions in international shipping routes.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable prospectus supplement hereto or in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS
We intend to use the net proceeds we realize from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

CAPITALIZATION
A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization.

ENFORCEABILITY OF CIVIL LIABILITIES
There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the description of our share capital and the material terms of our amended Memorandum of Association and Bye-laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of share capital and the material terms of our amended Memorandum of Association and Bye-laws contained in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our amended Memorandum of Association and Bye-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Purpose
The Memorandum of Association of the Company was previously filed on May 21, 2004, as amended, as Exhibit 3.1 to its Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.
The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of its Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
The Company’s Bye-laws
At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007, and as further amended on September 20, 2013, September 23, 2016 and September 30, 2022 are hereby incorporated by reference into this prospectus.
Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.
The Company’s shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by the Company’s Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or the Company’s Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon the Company’s liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, its net assets available after the payment of all its debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares the Company may issue in the future.
Under the Company’s Bye-laws, annual meetings of shareholders will be held at a time and place selected by its Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by its Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of the Company’s paid-up share capital carrying the right to vote at general meetings. Under the Company’s Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. The Company’s Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.
Special rights attaching to any class of the Company’s shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
The Company’s Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Company’s Bye-laws provide its Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of the Company’s property and assets as collateral security for any debt, liability or obligation. The Company’s directors are not required to retire because of their age, and the Company’s directors are not required to be holders of the Company’s common shares. The Company’s Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
The Company’s Bye-laws provide that no director, alternate director, officer, or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which the Company refers to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in the Company’s formation, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the Company’s monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of the Company’s funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. The Company is authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of the Company’s Bye-laws.
Authorized Capitalization
Under the Company’s amended Memorandum of Association, the Company’s authorized capital consists of $3,000,000, comprising 300,000,000 common shares, which may include related purchase rights for the Company’s common or preferred shares, having a par value of $0.01 each, of which 144,582,927 common shares are issued and outstanding as of the date of this prospectus.

Reconciliation of the Number of Common Shares Outstanding through March 17, 2026
Common shares outstanding at December 31, 2023	137,467,078
Number of shares cancelled	(700)
Number of common shares issued in connection with the Share Option Scheme	242,146
Number of common shares issued in connection with an underwritten public offering	8,000,000
Common shares outstanding at December 31, 2024	145,708,524
Number of shares repurchased under the Share Repurchase Program	(1,252,657)
Number of common shares issued in connection with the Share Option Scheme	107,060
Common shares outstanding at December 31, 2025	144,562,927
Number of common shares issued in connection with the Share Option Scheme	20,000
Common shares outstanding at March 17, 2026	144,582,927

Share History
Issuance and Cancellation of Shares

In April 2018, we issued 3,765,842 common shares under a share lending arrangement in relation with the issuance of senior unsecured convertible bonds. As of December 31, 2024, 3,765,142 common shares are held by DNB under a general share lending agreement, with a fair value determined to be nil. In 2024, the remaining 700 shares held by the transfer agent were canceled.

In July 2024, we issued a total of 8,000,000 common shares at a public offering price of $12.50 per share in connection with an underwritten U.S. public offering.

In January 2024, we issued a total of 43,708 new common shares pursuant to our share option scheme, or the Share Option Scheme, following the exercise of 100,000 share options. The weighted average exercise price of the options exercised was $6.62 per share and the total intrinsic value of the options exercised was $0.5 million.

In March 2024, we issued a total of 163,438 new common shares pursuant to the Share Option Scheme following the exercise of 375,000 share options. The weighted average exercise price of the options exercised was $7.56 per share and the total intrinsic value of the options exercised was $2.2 million.

In May 2024, we issued a total of 35,000 new common shares pursuant to the Share Option Scheme following the exercise of 35,000 share options. The weighted average exercise price of the options exercised was $7.20 per share and the total intrinsic value of the options exercised was $0.3 million.

In February 2025, we issued a total of 22,060 new common shares pursuant to the Share Option Scheme following the exercise of 315,000 share options. The weighted average exercise price of the options exercised was $8.90 per share and the total intrinsic value of the options exercised was $0.2 million.

In June 2025, we issued a total of 25,000 new common shares pursuant to the Company’s Share Option Scheme following the exercise of 25,000 share options. The weighted average exercise price of the options exercised was $5.27 per share and the total intrinsic value of the options exercised was $0.1 million.

In July 2025, we issued a total of 10,000 new common shares to an employee pursuant to the Share Option Scheme following the exercise of 10,000 share options. The weighted average exercise price of the options exercised was $5.27 per share and the total intrinsic value of the options exercised was $0.0 million.

In September 2025, we issued a total of 50,000 new common shares pursuant to the Share Option Scheme following the exercise of 50,000 share options. The weighted average exercise price of the options exercised was $4.86 per share and the total intrinsic value of the options exercised was $0.2 million.

In February 2026, we issued a total of 20,000 new common shares pursuant to the Share Option Scheme following the exercise of 20,000 share options. The weighted average exercise price of the options exercised was $7.36 per share and the total intrinsic value of the options exercised was $0.1 million.

Share Repurchase Program

On May 8, 2023, the Board of Directors authorized the repurchase of up to an aggregate of $100.0 million of our common shares, or the Share Repurchase Program. The authorization was reconfirmed during the year ended December 31, 2025 and is valid until June 2026. During the year ended December 31, 2025, we repurchased a total of 1,252,657 shares, at an average price of approximately $7.98 per share, with principal amounts totaling $10.0 million, under the Share Repurchase Program.

DRIP and ATM Program

On November 21, 2025, the Board of Directors authorized a renewal of the Company’s divided reinvestment plan, or DRIP, to register the sale of up to 10,000,000 common shares pursuant to the DRIP, to facilitate investments by individual and institutional shareholders who wish to invest dividend payments received on shares owned, or other cash amounts, in the Company’s common shares on a regular or one time basis, or otherwise. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, the Company may grant additional share sales to investors, from time to time, up to the amount registered under the plan. The DRIP will expire in April 2026 upon the automatic expiration of the underlying registration statement. The Company intends to file a prospectus supplement under this shelf registration statement of Form F-3ASR in order to renew and continue the DRIP.

In May 2020, the Company entered into an equity distribution agreement with BTIG LLC, or BTIG, as amended and restated in April 2022, under which the Company may, from time to time, offer and sell new common shares having aggregate sales proceeds of up to $100.0 million through an at-the-market program, or the ATM Program. The ATM Program will expire in April 2026 upon the automatic expiration of the underlying registration statement. The Company intends to enter into an amended and restated equity distribution agreement with BTIG and file a prospectus supplement under this shelf registration statement on Form F-3ASR in order to renew and continue the ATM Program.

Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.
Preferred Shares
The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on the NYSE under the symbol “SFL.”

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities. The Company may also offer and issue “debt-like securities” as permitted under the U.S. securities laws, pursuant to an applicable prospectus supplement.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens;
•	sale and leaseback transactions; and
•	any integral multiple thereof, the denominations in which the debt securities of the series will be issuable.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities; will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for U.S. federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or
•	a combination of the foregoing.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others, to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.
If more than five percent (5%) or more of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Bermuda and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report for the year ended December 31, 2025, filed with the Commission on March 16, 2026, incorporated by reference herein.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission Registration Fee	$	*
FINRA Fee		$—
NYSE Supplemental Listing Fee	$	**
Blue Sky Fees and Expenses	$	**
Printing and Related Expenses	$	**
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Transfer Agent and Registrar Fees	$	**
Indenture Trustee Fees and Expenses	$	**
Miscellaneous	$	**
Total	$	**

*
The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.
EXPERTS
The consolidated financial statements of SFL Corporation Ltd. appearing in SFL Corporation Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2025, and the effectiveness of SFL Corporation Ltd.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young AS is Stortorvet 7, 0155 Oslo, Norway.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement with the Commission relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Further information about our company is available on our website at www.sflcorp.com. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission before all of the securities offered by this prospectus are sold will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering the Company’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
SFL Corporation Ltd.
Par-la-Ville Place, 4th Floor
14 Par-la-Ville Road
Hamilton HM 08, Bermuda
Tel: 1 800-715-6374
Email: ir@sflcorp.com
Attn: Investor Relations

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. We prepare our audited financial statements in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-laws of a Bermuda company to contain a provision exempting from personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence default, breach of duty or breach of trust of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power (except in relation to an allegation of fraud or dishonesty proved against them) to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company’s request.
Section 98A of the Companies Act permits a company to purchase and maintain insurance on behalf of any officer for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company or any subsidiary thereof. While the Company has not previously maintained such insurance, it is currently in the process of applying for and attempting to procure such a policy for current and prior directors.
Bye-laws number 136 through 144 of SFL Corporation Ltd, or the Company, provide as follows:
136.
No Director, Alternate Director, Officer, member of a committee authorized under Bye-law 98, Resident Representative of the Company or their respective heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

137.
Every Director, Alternate Director, Officer, member of a committee constituted under Bye-law 98, Resident Representative of the Company or their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

138.
Every Director, Alternate Director, officer, member of a committee constituted under Bye-law 98, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, member of a committee constituted under Bye-law 98, Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

139.
To the extent that any Director, Alternate Director, Officer, member of a committee constituted under Bye-law 98, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

140.
The Board of Directors may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 98, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

141.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

142.
Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 107, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

143.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 136 to 142 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.
144.
The restrictions on liability, indemnities and waivers contained in Bye-laws 136 to 142 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

Item 9. Exhibits
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
Item 10. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) – (f) [Reserved].
(g)    Not applicable.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i)    Not applicable.
(j)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(k)   Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SFL Corporation Ltd. (Registrant)

Date: March 17, 2026	By	/s/ Ole B. Hjertaker
Ole B. Hjertaker
Chief Executive Officer
SFL Management AS (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Keith J. Billotti and Michael Indelicato his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on March 17, 2026 in the capacities indicated.
Signature	Title

/s/ Ole B. Hjertaker	Director and Chief Executive Officer of SFL Management AS (Principal Executive Officer)
Ole B. Hjertaker
/s/ Aksel C. Olesen
Aksel C. Olesen	Chief Financial Officer of SFL Management AS (Principal Financial Officer)
/s/ Thecla Panagides	Principal Accounting Officer
Thecla Panagides

/s/ James O’Shaughnessy	Director and Chairperson of the Audit Committee
James O’Shaughnessy
/s/ Kathrine Astrup Fredriksen	Director
Kathrine Astrup Fredriksen
/s/ Gary Vogel	Director
Gary Vogel
/s/ Keesjan Cordia	Director
Keesjan Cordia
/s/ Will Homan-Russell	Director
Will Homan-Russell /s/ Jan Erik Klepsland	Director
Jan Erik Klepsland

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the State of Delaware, on March 17, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

Exhibit Index

Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

4.1	Form of Common Stock Certificate of the Company, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-4, File No. 333-115705, filed on May 21, 2004**

4.2	Form of Preferred Share Certificate*

4.3	Form of Warrant Agreement*

4.4	Form of Purchase Contract*

4.5	Form of Rights Agreement*

4.6	Form of Unit Agreement*

4.7	Form of Senior Indenture

4.8	Form of Subordinated Indenture

5.1	Opinion of MJM Ltd., Bermuda counsel to the Company

5.2	Opinion of Seward & Kissel LLP, U.S. counsel to the Company

8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1	Consent of MJM Ltd. (included in Exhibit 5.1)

23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.2)

23.3	Consent of Ernst & Young AS

24.1	Power of Attorney (contained in signature page)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Senior Indenture***

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Subordinated Indenture***

107	Filing Fee Table

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

**	Previously filed.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.